Exhibit 1.1

€2,250,000,000

THE DOW CHEMICAL COMPANY

€1,000,000,000 0.500% Notes due 2027

€750,000,000 1.125% Notes due 2032

€500,000,000 1.875% Notes due 2040

Underwriting Agreement

New York, New York

February 18, 2020

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

And the several underwriters named in Schedule I

Ladies and Gentlemen:

The Dow Chemical Company, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Barclays Bank PLC, Deutsche Bank AG, London Branch and Merrill Lynch International (collectively, the “Representatives”) are acting as representatives, €1,000,000,000 aggregate principal amount of the Company’s 0.500% Notes due 2027 (the “Notes due 2027”), €750,000,000 aggregate principal amount of the Company’s 1.125% Notes due 2032 (the “Notes due 2032”) and €500,000,000 aggregate principal amount of the Company’s 1.875% Notes due 2040 (the “Notes due 2040” and, together with the Notes due 2027 and the Notes due 2032, the “Securities”), to be issued under an indenture (the “Indenture”) dated as of July 26, 2019, among the Company, Dow Inc., a corporation organized under the laws of the State of Delaware (“Dow”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). In connection with the issuance of the Securities, the Company will enter into a paying agency agreement (the “Paying Agency Agreement”), to be dated as of February 25, 2020, with The Bank of New York Mellon, London Branch (the “Paying Agent”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

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For purposes of this Agreement, all references to subsidiaries of the Company refer to those legal entities that are subsidiaries of the Company as of the date of this Agreement, and all references to subsidiaries of Dow, refer to those legal entities that are subsidiaries of Dow as of the date of this Agreement.

1.       Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter as of the Execution Time and as of the Closing Date (as defined in Section 3) as set forth below in this Section 1.

(a)       The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3 (File No. 333-232862-01), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 40l(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

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(b)       On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)       At the Execution Time, (i) the Disclosure Package and (ii) each Issuer Free Writing Prospectus listed on Schedule II(a) or (b), when taken together as a whole with the Disclosure Package, does not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or an Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)       (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)       (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

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(f)       Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)       The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder then in effect and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)       The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”).

(i)       Each of the Company’s subsidiaries that qualify as a “significant subsidiary” under Section 1-02(w) of Regulation S-X (a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

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(j)       The Company has outstanding capital stock as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances as described in the Disclosure Package and the Final Prospectus pursuant to employee benefit plans or pursuant to the exercise of convertible securities or options and except for repurchases in connection with open market or repurchase plans or redemptions of shares of preferred stock). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(k)       This Agreement has been duly authorized, executed and delivered by the Company.

(l)       The Paying Agency Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming due authorization, execution and delivery by the Paying Agent), will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

(m)       The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, the Securities will have been duly executed, issued and delivered and (assuming the due authentication thereof by the Trustee) will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the Indenture and will be enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

(n)       The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act.

(o)       The Indenture conforms, and the Securities will conform, in all material respects, to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

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(p)       The statements in each of the Disclosure Package and the Final Prospectus under the captions “Description of the Notes,” “Description of Debt Securities of The Dow Chemical Company,” “Description of Guarantees of Debt Securities of The Dow Chemical Company” and “Material United States Federal Tax Consequences,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(q)       The issuance and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the Paying Agency Agreement and the consummation of the transactions therein and herein contemplated, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any Significant Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any property or assets of the Company or any Significant Subsidiary is subject, which would reasonably be expected to have a Material Adverse Effect or affect the validity of the Securities or the legal authority of the Company to comply with the Securities, the Indenture, this Agreement or the Paying Agency Agreement; nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or the Bylaws of the Company; nor will such action result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body in the United States having jurisdiction over the Company, any Significant Subsidiary or any of their properties, which would reasonably be expected to have a Material Adverse Effect or affect the validity of the Securities or the legal authority of the Company to comply with the Securities, the Indenture, this Agreement or the Paying Agency Agreement.

(r)       No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body in the United States having jurisdiction over the Company is required for the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, the Paying Agency Agreement or the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act and the Trust Indenture Act and such as may be required by the securities or Blue Sky laws of the various states and the securities laws of any jurisdiction outside the United States in which the Securities are offered.

(s)       Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries is pending or, to the Company’s knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Paying Agency Agreement or the Securities or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(t)       Since the dates as of which information is given in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof), there has not been (i) any material change in the capital stock (other than changes pursuant to open market or repurchase plans or employee benefit plans or changes resulting from the conversion or redemption of outstanding shares of preferred stock or convertible debt) or long-term debt of the Company and its consolidated subsidiaries considered as a whole, or (ii) any material adverse change, in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, otherwise than, in the case of (i) or (ii) above, as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof).

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(u)       Deloitte & Touche LLP, who has audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(v)       The Company’s consolidated financial statements and schedules incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus comply as to form with the applicable accounting requirements of Regulation S-X. The pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus; and the pro forma adjustments have been properly applied, and separately identified, to the historical amounts in the compilation of those statements.

(w)       The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x)       No material, collective labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened that would reasonably be expected to have a Material Adverse Effect.

(y)       Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries are in compliance in all material respects with all applicable laws (including all applicable laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (collectively “Environmental Laws”)), ordinances, rules, regulations, and requirements of governmental authorities, except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) noncompliance therewith would not have a Material Adverse Effect.

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(z)       In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). To the Company’s knowledge, no such associated costs and liabilities would, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(aa)      Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), to the Company’s knowledge, the Company and its subsidiaries own or possess the right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets and know-how used by the Company or its subsidiaries in, and material to, the conduct of the Company’s and its subsidiaries’ business taken as a whole as now conducted (collectively, the “Intellectual Property”). Except as would not otherwise reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party.

(bb)      The Company maintains a system of internal control over financial reporting with respect to itself and its consolidated subsidiaries sufficient to provide reasonable assurance that (i) receipts and expenditures of the Company are made only in accordance with the general or specific authorizations of the management or directors of the Company; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The management of the Company concluded that such internal control over financial reporting was effective as of December 31, 2019 and there have been no changes in the Company’s internal control over financial reporting since such date that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(cc)      The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); based on the evaluation of these disclosure controls and procedures, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2019.

(dd)      (i) Neither the Company nor any of their affiliates nor any person acting on their behalf (other than the Underwriters, as to whom the Company makes no representation) has taken, directly or indirectly, any action designed to cause or that constituted or that might reasonably be expected to cause or constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided, however, that no such representation is made with respect to any action undertaken by the Underwriters; (ii) the Company has not issued and will not issue, without the prior consent of the Representatives, on behalf of the Underwriters, any press or other public announcement referring specifically to the proposed issue of, or the terms of, the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Company, the Underwriters, the Representatives or any other entity undertaking stabilization in connection with the issue of the Securities) and the Company confirms the appointment of Merrill Lynch International as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. For the purposes of this Section, all references to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

(ee)      Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer or employee of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is controlled by a Person that is, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), or Her Majesty’s Treasury (UK HMT) (collectively, “Sanctions”), nor is the Company located, organized or resident nor are any of its facilities permanently located in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria) in violation of Sanctions. The Company will not, knowingly, use the proceeds of the offering to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

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2.       Representations and Warranties of the Underwriters.   Each Underwriter represents and warrants that:

(a)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(b)       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(c)       it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area or the United Kingdom. For the purposes of this provision: the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

For the purposes of this Section, all references to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

3.       Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at 99.042% of the principal amount thereof with respect to the Notes due 2027, 98.788% of the principal amount thereof with respect to the Notes due 2032 and 97.981% of the principal amount thereof with respect to the Notes due 2040, in each case, plus accrued interest from February 25, 2020, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

4.       Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., London time, on February 25, 2020 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives and the Company shall mutually agree upon, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”) against delivery of the Securities, represented by one or more global certificates (the “Global Certificates”), duly executed and registered in the name of a nominee for a depositary common to Euroclear Bank SA/NV (“Euroclear”) or, as the case may be, Clearstream Banking S.A. (“Clearstream”), to the Representatives for the respective accounts of the several Underwriters.

Against delivery of the Global Certificates, the Representatives will, on the Closing Date, give instructions to The Bank of New York Mellon, London Branch in its capacity as common depositary for the Securities to arrange for payment to the Company on the Closing Date of the purchase price for the Securities as aforesaid.

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It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.       Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

6.       Agreements. The Company agrees with the several Underwriters that:

(a)       Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as practicable the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)       The Company will prepare (or cause to be prepared) a final term sheet, containing a description of the final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule III hereto and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)       If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

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(d)       If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package or the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Disclosure Package or the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Disclosure Package or the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Disclosure Package or the Final Prospectus and (iv) supply any supplemented Disclosure Package or Final Prospectus to the Representatives in such quantities as they may reasonably request.

(e)       As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)       The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)       The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions in the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

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(h)       The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives (such consent not to be unreasonably withheld, conditioned or delayed), and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending pursuant to reasonable procedures developed in good faith, and record keeping.

(i)       None of the Company, its affiliates, or any person acting on its or their behalf will, without the prior written consent of the Representatives (such consent not to be unreasonably withheld, conditioned, or delayed), offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Closing Date; provided that the foregoing shall not preclude the Company from continuing to offer, sell, contract to sell, pledge, or otherwise dispose of debt securities of the Company in the ordinary course pursuant to its Dow InterNotes program or its commercial paper program.

(j)       The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; (ii) the Company will not issue, without the prior consent of the Representatives, on behalf of the Underwriters, any press or other public announcement referring specifically to the proposed issue of, or the terms of, the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Company, the Underwriters, the Representatives or any other entity undertaking stabilization in connection with the issue of the Securities).

(k)       The Company will use its commercially reasonable efforts to obtain the listing of the Securities on the New York Stock Exchange. The Company will cooperate with the Underwriters in arranging for the Securities to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

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(l)       In connection with the issuance of the Securities, the Company hereby authorizes one or more of the Underwriters (each a “Stabilizing Manager” and, together, the “Stabilizing Managers”) (or any person acting on behalf of the Stabilizing Managers) to over-allot securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail in accordance with applicable laws and regulations. However, the Company acknowledges and agrees that there may not necessarily occur any stabilization action. The Company hereby acknowledges and agrees that any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. In addition, the Company confirms the appointment of Merrill Lynch International as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. For the purposes of this Section, all references to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

(m)       The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing (if any), authentication, issuance and delivery of the Global Certificates, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the Indenture, the Side Letter (as defined below), the Paying Agency Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by Euroclear and Clearstream; (vi) any registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xi) the fees and expenses of the Trustee and its counsel (if any) and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

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7.       Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein and the representations and warranties of Dow contained in the letter, dated as of the date hereof (“Side Letter”), of Dow, addressed to you, in each case, as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)       The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)       The Company shall have requested and caused Shearman & Sterling LLP, external counsel of the Company to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Underwriters, to the effect that:

(i)       assuming that the Company and Dow have duly authorized, executed and delivered the Indenture and assuming due authorization, execution, and delivery by the Trustee, the Indenture is a legal, valid and binding obligation of the Company and Dow, enforceable against the Company and Dow in accordance with its terms and has been duly qualified under the Trust Indenture Act;

(ii)       assuming that the Company has duly authorized and executed the Securities and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

(iii)       assuming that the Company has duly authorized and executed the Paying Agency Agreement and assuming due authorization, execution and delivery by the Paying Agent, the Paying Agency Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(iv)       no authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, is required for the due execution, delivery or performance by (1) the Company of the Underwriting Agreement, the Indenture, the Paying Agency Agreement and the issuance and sale of the Securities and (2) Dow of the Indenture, except as may be required under the Act and the Trust Indenture Act, in connection with the offer and sale of the Securities by the Company;

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(v)       the execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Paying Agency Agreement, the issuance of the Securities and the execution and delivery by Dow of the Indenture do not, and the performance by the Company and Dow of their respective obligations thereunder and the consummation of the transactions contemplated thereby will not result in a violation of the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, Dow, the Underwriting Agreement, the Indenture, the Paying Agency Agreement or the transactions governed thereby;

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the corporate law of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)       The Company shall have requested and caused Jonathan P. Wendt, Managing Counsel and Director, Office of the Corporate Secretary of the Company to have furnished to the Representatives his opinion dated the Closing Date and addressed to the Representatives, to the effect that:

(i)       the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, and/or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify would not have a Material Adverse Effect;

(ii)       the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease, and/or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify would not have a Material Adverse Effect;

(iii)       Dow is validly existing as a corporation in good standing under the laws of the State of Delaware;

(iv)       each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own, lease, and/or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify would not have a Material Adverse Effect;

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(v)       each of this Agreement, the Indenture, the Paying Agency Agreement and the Securities have been duly authorized, executed and delivered by the Company;

(vi)       each of the Indenture has been duly authorized, executed and delivered by Dow;

(vii)       except as otherwise set forth in the Disclosure Package and the Final Prospectus, all the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, and except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law, all outstanding shares of capital stock of each Significant Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

(viii)       the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances pursuant to employee benefit plans or pursuant to the exercise of convertible securities or options and except for repurchases in connection with open market or repurchase plans or redemptions of shares of preferred stock);

(ix)       to the knowledge of such counsel, except as disclosed in, or contemplated in, the Disclosure Package and the Final Prospectus, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Paying Agency Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect;

(x)       none of the execution and delivery of this Agreement, the Indenture, the Paying Agency Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or each Significant Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, other than of the State of New York, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of their properties, which conflict, breach, violation, lien, charge or encumbrance, in the case of (ii) and (iii), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or affect the validity of the Securities or the legal authority of the Company to comply with the Securities, the Indenture, the Paying Agency Agreement or this Agreement in any material respect;

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(xi)       neither the Company nor Dow is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the  Investment Company Act of 1940, as amended;

(xii)       the Registration Statement, including any Rule 462(b) Registration Statement, became effective under the Act and any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b);on the Closing Date, the Commission’s website did not indicate the existence of a stop order suspending the effectiveness of the Registration Statement;

(xiii)       the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

(xiv)       the documents incorporated by reference in the Disclosure Package and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and nothing has come to his attention that caused him to believe that any of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xv)       the statements in the Disclosure Package and the Final Prospectus under the captions “Description of the Notes,” “Description of Debt Securities of The Dow Chemical Company” and “Description of Guarantees of Debt Securities of The Dow Chemical Company,” in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein; and

(xvi)       the statements in the Disclosure Package and the Final Prospectus under the caption “Material United States Federal Tax Consequences,” insofar as such statements constitute summaries of legal matters referred to therein and subject to the limitations set forth therein, fairly summarize in all material respects the legal matters referred to therein.

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In addition, such counsel shall state that no facts came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility (Form T-1), as to which such counsel has not been requested to comment), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Disclosure Package (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Michigan, the corporate law of the State of Delaware or the federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.  References to the Final Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d)       The Representatives shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)       The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the President, the Chief Financial Officer or the Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined (or caused to be examined) the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto, as well as each electronic road show, if any, used in connection with the offering of the Securities, and this Agreement and that:

(i)       the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

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(ii)       no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)       since the date of the most recent financial statements of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof).

(f)       The Company shall have furnished to the Representatives a certificate of Dow, signed by the Chairman of the Board, the President, the Chief Financial Officer or the Treasurer of the Company, dated the Closing Date, to the effect the representations and warranties of Dow in the Side Letter are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and that Dow has satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)       At the Execution Time and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off’ date no more than three business days prior to the Closing Date.

(h)       Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving an impending prospective change, in or affecting the business, financial position, results of operations or properties of the Company and its consolidated subsidiaries taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i)       Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

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(j)       The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

(k)       Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The documents required to be delivered by this Section 6 shall be delivered at the office of Mayer Brown LLP, counsel for the Underwriters, at 71 South Wacker Drive, Chicago, Illinois 60606, on the Closing Date.

8.       Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable and properly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.       Indemnification and Contribution.

(a)       The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, the Trust Indenture Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(b)       Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter contained in paragraph (a) above, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading “Underwriting. (Conflicts of Interest)” in (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii)  the first two sentences of the third paragraph (related to concessions and reallowances) and (iii) the paragraphs related to stabilization and syndicate covering transactions in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)       Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate in any such action and appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), approved by the Underwriters in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d)       In the event that the indemnity provided in paragraph(a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether an untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

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10.       Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will, subject to the immediately following sentence, terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not less than one but not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. During such time, the Company shall be entitled to procure another party or parties to purchase such Securities on such terms; provided that the non-defaulting Underwriters shall consent to such other party or parties, which consent shall not be unreasonably withheld, conditioned, or delayed. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11.       Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

12.       Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

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13.       Notices. All communications hereunder will be in writing and effective only on receipt, and, (i) if sent to the Representatives, will be mailed, delivered, telefaxed or e-mailed to:

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Attn: Debt Syndicate

Tel: +44 (0) 20 7773 9098

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk

Tel: +44 (0)207 995 3966

Facsimile: +44 (0) 207 996 0048

Email: dcm_london@baml.com

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Syndicate Desk

Tel: +44-20-7545 4361

Facsimile: +44-20-7545 4455

with a copy to:

Mayer Brown LLP
71 South Wacker Drive,
Chicago, Illinois 60606
Facsimile: (312) 701-7711
Attention: Edward S. Best

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and (ii) if sent to the Company, will be mailed, delivered, telefaxed or e-mailed to:

The Dow Chemical Company
2211 H.H. Dow Way
Midland, Michigan 48674
Facsimile: (989) 633-7375
Attention: Treasurer

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022
Facsimile: (646) 848-7333

Attention: Richard Alsop

14.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof, and their respective successors and no other person will have any right or obligation hereunder.

15.       No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.       Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.       Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.       Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.       Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.       Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

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21.       Recognition of U.S. Special Resolution Regimes.

(a)       In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)       As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.       Stabilization. If an Underwriter (or persons acting on its behalf), in connection with the distribution of the Securities, offers Securities in excess of the aggregate principal amount to be issued or effects transactions with a view to supporting the market price of the Securities at levels other than those which might otherwise prevail in the open market, such person(s) shall not in doing so be deemed to act as an agent of the Company. The Company will not as a result of any action taken by an Underwriter (or persons acting on its behalf) under this clause be obliged to issue Securities in excess of the aggregate amount of Securities to be issued under this Agreement, nor shall the Company be liable for any loss, or entitled to any profit, arising from any excess offers or stabilization.

23.       Agreement Among Managers. By executing this Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the ICMA Agreement Among Managers Version 1: Fixed-Price Non Equity-Related Issues – with or without Selling Group – 5. Version 1 - New York Law Schedule for Non Equity-Related Issues Governed by New York Law (the “AAM”), save that clause 3 of the AAM shall be deemed to be deleted in its entirety and replaced with Section 9 of this Agreement and, in the event of any conflict between the provisions of the AAM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AAM, “Managers” means the Underwriters and the “Lead Managers” means the Representatives, “Settlement Lead Manager” and “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means the Underwriting Agreement.

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Notwithstanding anything contained in the AAM, each Underwriter agrees to pay the portion of the Underwriters’ expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”).

24.       MiFID Product Governance. All references in this Section to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)       each of the Representatives (each a “Manufacturer” and together “the Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus, electronic roadshow, Bloomberg announcement, and the Final Term Sheet in connection with the Securities; and

(b)       the Company and the Underwriters (other than the Representatives) note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Final Prospectus, electronic roadshow, Bloomberg announcement, and final term sheet in connection with the Securities.

25.       Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding among the parties hereto, each counterparty hereunder to a BRRD Party under this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)       the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

28

(ii)       the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii)       the cancellation of the BRRD Liability; and/or

(iv)       the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)       the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Agreement:

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the applicable Bail-in Legislation.

“BRRD” means Directive 2014/59/EU, as amended by Directive (EU) 2019/879, establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means any Underwriter subject to Bail-in Powers.

“BRRD Liability” means a liability arising under this Agreement in respect of which the Bail-in Powers in the applicable Bail-in Legislation may be exercised.

“Bail-in Legislation” means in relation to the United Kingdom and any member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eubail-legislation-schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

26.       Anti-Boycott Laws. Each of the Underwriters agrees and confirms that it does not seek and is not entitled to the benefit of the representation and covenants given in Section 1(ff) to the extent that those provisions would result in a violation of (i) Council Regulation (EC) 2271/1996 and/or any associated and applicable national law, instrument or regulation related thereto, (ii) Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung –AWV) or (iii) any other applicable and similar anti-boycott law, instrument or regulation applicable in the United Kingdom.

29

27.       Judgement Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the Euro and as a result of any variation as between (i) the rate of exchange at which the Euro amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase Euros with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

28.       Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day, other than a Saturday or Sunday, (1) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in The City of New York and London and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET system), or any successor thereto, is open for the settlement of payment in euros.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II(a) hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective on or prior to the Closing Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

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“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) of this Agreement, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Signature Pages to Follow]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THE DOW CHEMICAL COMPANY

By:	/s/ Gary J. McGuire
	Name:	Gary J. McGuire
	Title:	Vice President & Treasurer

Signature page to Underwriting Agreement

The foregoing Agreement is hereby confirmed
and accepted as of the date first written above.

BARCLAYS BANK PLC

By:	/s/ Rajvir Duggal
	Name:	Rajvir Duggal
	Title:	Vice President

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Benzion Smilchensky
	Name:	Benzion Smilchensky
	Title:	Managing Director

By:	/s/ John C. McCabe
	Name:	John C. McCabe
	Title:	Managing Director

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
	Name:	Angus Reynolds
	Title:	Managing Director

33

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Adrien Belanger
	Name:	Adrien Belanger
	Title:	Delegated Signatory

34

BY: HSBC BANK PLC

By:	/s/ Karl Allen
	Name:	Karl Allen
	Title:	Director

35

MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid
	Name:	Guy Reid
	Title:	Managing Director

36

SMBC NIKKO CAPITAL MARKETS LIMITED

By:	/s/ Steve Apted
	Name:	Steve Apted
	Title:	Authorised Signatory

37

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Gonzalo Cid-Luna
	Name:	Gonzalo Cid-Luna
	Title:	Authorised Signatory

By:	/s/ Leticia Arroyo
	Name:	Leticia Arroyo
	Title:	Authorised Signatory

38

BNP PARIBAS

By:	/s/ Hugh Pryse-Davies
	Name:	Hugh Pryse-Davies
	Title:	Authorised Signatory

By:	/s/ Maya Mehta
	Name:	Maya Mehta
	Title:	Authorised Signatory

39

ING BANK N.V., BELGIAN BRANCH

By:	/s/ Patrick Wuytens
	Name:	Patrick Wuytens
	Title:	Managing Director

By:	/s/ Kris Devos
	Name:	Kris Devos
	Title:	Global Head of Bond Syndicate DCM

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J.P. MORGAN SECURITIES PLC

By:	/s/ N.J. Darrant
	Name:	N.J. Darrant
	Title:	Executive Director

41

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Matt Carter
	Name:	Matt Carter
	Title:	Head of International Debt Capital Markets & Syndicate

42

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Jean-Luc LaMarque
	Name:	Jean-Luc LaMarque
	Title:	Global Head of Syndicate, Credit Trading & Sales

By:	/s/ Pierre Blandin
	Name:	Pierre Blandin
	Title:	Authorised Signatory

43

MUFG SECURITIES EMEA PLC

By:	/s/ Corina Painter
	Name:	Corina Painter
	Title:	Director

44

BANCO SANTANDER, S.A.

By:	/s/ Matthias D’Haene
	Name:	Matthias D’Haene
	Title:	Executive Director

By:	/s/ Nasri Touati
	Name:	Nasri Touati
	Title:	Associate Authorised Signatory

45

STANDARD CHARTERED BANK

By:	/s/ Rajan Bagri
	Name:	Rajan Bagri
	Title:	Head, FIG DCM – Europe & Americas

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SCHEDULE I

UNDERWRITERS

Underwriters	Aggregate Principal Amount of Notes due 2027 to be Purchased	Aggregate Principal Amount of Notes due 2032 to be Purchased	Aggregate Principal Amount of Notes due 2040 to be Purchased
Barclays Bank PLC	€170,000,000	€127,500,000	€85,000,000
Deutsche Bank AG, London Branch	€170,000,000	€127,500,000	€85,000,000
Merrill Lynch International	€170,000,000	€127,500,000	€85,000,000
Citigroup Global Markets Limited	€60,000,000	€45,000,000	€30,000,000
HSBC Bank plc	€60,000,000	€45,000,000	€30,000,000
Mizuho International plc	€60,000,000	€45,000,000	€30,000,000
SMBC Nikko Capital Markets Limited	€60,000,000	€45,000,000	€30,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	€34,000,000	€25,500,000	€17,000,000
BNP Paribas	€34,000,000	€25,500,000	€17,000,000
ING Bank N.V., Belgian Branch	€34,000,000	€25,500,000	€17,000,000
J.P. Morgan Securities plc	€34,000,000	€25,500,000	€17,000,000
Wells Fargo Securities International Limited	€34,000,000	€25,500,000	€17,000,000
Crédit Agricole Corporate and Investment Bank	€20,000,000	€15,000,000	€10,000,000
MUFG Securities EMEA plc	€20,000,000	€15,000,000	€10,000,000
Banco Santander, S.A.	€20,000,000	€15,000,000	€10,000,000
Standard Chartered Bank	€20,000,000	€15,000,000	€10,000,000

Total	€1,000,000,000	€750,000,000	€500,000,000

Sch. I - 1

SCHEDULE II

(a) Schedule of Free Writing Prospectuses included in the Disclosure Package (exclusive of the final term sheet prepared and filed pursuant to Section 5(b))

[None.]

(b) Schedule of Issuer Free Writing Prospectuses Not Included in Disclosure Package

Electronic (Netroadshow) road show of the Company relating to the offering of the Securities dated February 2020.

Sch. II - 1

SCHEDULE III

Supplementing the Preliminary Prospectus

Supplement dated February 18, 2020

(To Prospectus dated July 26, 2019)

€2,250,000,000
The Dow Chemical Company

€1,000,000,000 0.500% Notes due 2027

€750,000,000 1.125% Notes due 2032
€500,000,000 1.875% Notes due 2040

Final Term Sheet

February 18, 2020

Issuer:	The Dow Chemical Company
Legal Entity Identifier:	ZQUIP1CSZO8LXRBSOU78
Anticipated Ratings (Moody’s/S&P/Fitch):*+
Ranking:	Senior Unsecured
Offering Format:	SEC Registered
Expected Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange
Trade Date:	February 18, 2020
Settlement Date (T+5):**	February 25, 2020
Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
Joint Book-Running Managers:	Barclays Bank PLC Deutsche Bank AG, London Branch Merrill Lynch International Citigroup Global Markets Limited HSBC Bank plc Mizuho International plc SMBC Nikko Capital Markets Limited
Senior Co-Managers:

Banco Bilbao Vizcaya Argentaria, S.A.

BNP Paribas

ING Bank N.V., Belgian Branch

J.P. Morgan Securities plc

Wells Fargo Securities International Limited

Crédit Agricole Corporate and Investment Bank

MUFG Securities EMEA plc

Banco Santander, S.A.

Standard Chartered Bank

OID Tax Consequences to U.S. Holders:

Because the first accrual period on the Notes is longer than one year, the Notes will be considered to be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes.  As a result, any U.S. Holder of the Notes will not be taxed on the payment or accrual of stated interest, and instead will be taxed under the rules governing OID.  Under such rules, a U.S. Holder will be required to include in income interest on the Notes under a constant yield method.  The U.S. federal income tax treatment to non-U.S. Holders generally will not be affected.

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	2027 Notes	2032 Notes	2040 Notes
Principal Amount:	€1,000,000,000	€750,000,000	€500,000,000
Maturity Date:	March 15, 2027	March 15, 2032	March 15, 2040
Coupon (Interest Rate):	0.500%	1.125%	1.875%
Price to Public:	99.442%	99.263%	98.731%
Yield to Maturity:	0.581%	1.191%	1.952%
Spread to Benchmark Bund:	114.9 bps	163.3 bps	207.1 bps
Benchmark Bund:	DBR 0.250% due February 15, 2027	DBR 0.000% due August 15, 2029	DBR 4.250% due July 4, 2039
Benchmark Bund Price and Yield:	105.850%; -0.568%	104.290%; -0.442%	185.670%; -0.119%
Spread to Mid Swaps:	80 bps	115 bps	165 bps
Mid Swaps Yield:	-0.219%	0.041%	0.302%
Interest Payment Date:	Annually on March 15, commencing March 15, 2021	Annually on March 15, commencing March 15, 2021	Annually on March 15, commencing March 15, 2021
Day Count Convention:	ACTUAL/ACTUAL (ICMA)	ACTUAL/ACTUAL (ICMA)	ACTUAL/ACTUAL (ICMA)
Make-Whole Call:	Prior to December 15, 2026 (three months prior to the maturity date), at a discount rate of Comparable Government Bond Rate plus 20 basis points	Prior to December 15, 2031 (three months prior to the maturity date), at a discount rate of Comparable Government Bond Rate plus 25 basis points	Prior to September 15, 2039 (six months prior to the maturity date), at a discount rate of Comparable Government Bond Rate plus 35 basis points
Par Call:	On or after December 15, 2026	On or after December 15, 2031	On or after September 15, 2039
CUSIP/Common Code/ISIN:	260543CZ4/212248584 /XS2122485845	260543DA8/212248606/XS2122486066	260543DB6/212293369/XS2122933695
Stabilization:	FCA/ICMA	FCA/ICMA	FCA/ICMA

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**It is expected that delivery of the notes will be made against payment therefor on or about February 25, 2020, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisors.

+ Ratings Redacted for EDGAR filing.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the guarantor and these offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in these offerings will arrange to send you the prospectus if you request it by calling Barclays Bank PLC toll-free at 1-888-603-5847, Deutsche Bank AG, London Branch toll-free at 1-800-503-4611 and Merrill Lynch International toll-free at 1-800-294-1322.

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MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA and in the United Kingdom.

This pricing term sheet is not a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129.

This pricing term sheet and any other document or materials relating to the issue of the Notes offered hereby is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)); (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order (“high net worth companies, unincorporated associations etc.”); (iii) are outside the United Kingdom; or (iv) are any other persons in the United Kingdom to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this pricing term sheet relates will be engaged in only with, relevant persons. This document is directed only at relevant persons and any person in the United Kingdom that is not a relevant person should not act or rely on this pricing term sheet or any of its contents.

Relevant stabilization regulation including FCA/ICMA will apply.

Any disclaimer or other notices appear that may appear below are applicable to this communication and should be disregarded. Such disclaimers or other notices we have automatically generated as a result of this communications being sent by Bloomberg or another email system.

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